                                  EXHIBIT 10.30

                                    AGREEMENT


         THIS AGREEMENT is made and entered into ____ day of April, 1999, by and between JOSEPH R. THEISMANN (Theismann), with an address at JRT Associates, Inc., 5661 Columbia Pike, Suite 200, Falls Church, Virginia 22041, and FINANCIAL INTRANET, INC. (the "Company"), a Nevada corporation having offices at 410 Saw Mill River Road, Ardsley, New York 10502.

         WHEREAS, the Company desires to employ Theismann as an independent contractor, and Theismann desires to accept such employment with the Company, subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Theismann agree as follows:

         1. Period of Engagement.

         The Company shall engage Theismann, and Theismann shall serve the Company for one (1) year commencing as of the date hereof (the "Term"). The Term may be extended by one (1) additional year with the same compensation package in year two (2) as in year one (1) at the option of Theismann upon a minimum of sixty (60) days prior written notice to the Company.

         2. Duties and Responsibilities.

         During the Term of this Agreement, Theismann shall be engaged by the Company as a spokesperson.

         (a) Question and Answer Session.

         Theismann agrees to participate in six (6) question and answer sessions on the Company's chat room during the Term at intervals of not more than once per week. Theismann will answer questions by talking via telephone to a representative of the Company who will then put Theismann's comments on the Internet. Theismann may be located anywhere in the United States during his participation in each session, The Company shall provide Theismann with a minimum of two (2) weeks notice prior to each session, and the parties shall mutually agree on the exact date and time. The Company shall have the right to advertise Theismann's scheduled appearance on its chat room in any manner and through any medium at its sole cost and expense. The topics to be discussed by Theismann shall be selected by the Company and shall be mutually acceptable to both the Company and Theismann. During each session, the company shall select the questions to be answered by Theismann. Each session shall be a maximum of thirty (30) minutes in duration.

         (b) Trade Show.

         Theismann agrees to appear at one (I) trade show in the United States as selected by the Company during the Term to sign autographs and answer questions regarding Financial Intranet. The Company shall give notice to Theismann no less than six (6) weeks prior to his appearance, and the parties shall mutually agree on the exact date and time for Theismann's appearance.

         (c) Video Production.

         Theismann agrees to devote a maximum of eight (8) hours on a single day for the production of video tapes and audio tapes by the Company on a minimum of six weeks prior notice from the Company, and the parties shall mutually agree on the exact date and time for the video/audio production. The video tapes and audio tapes may include, but not be limited to, such commercials, infomercials, testimonials, and motivational talks as the Company desires to produce subject to Theismann' s approval. The Company shall have the right, at its discretion, to distribute and reproduce such tapes and audio tapes over the Internet during the Term of this Agreement only.

         (d) Promotional Efforts.

         During the Term, Theismann shall use his best efforts to utilize his name and image to promote the Company's products and services and to assist the Company in improving customer relations. The parties acknowledge that Theismann will only be required to provide such services on a part-time basis and that, except for the specific time to be devoted by Theismann to the Company's business under Sections 2(a),
(b) and (c), the amount of time to be devoted by Theismann for such promotional efforts shall be determined solely by Theismann. Statements by Theismann with respect to the business and operation of the Company shall be subject to the review and approval of the Company.

         3. Compensation.

         (a) As compensation for services rendered hereunder and in consideration of this Agreement, the Company shall (i) pay Theismann a fee of $7,500.00 payable upon execution of this Agreement, (ii) issue to Theismann warrants to purchase 100,000 shares of the Company's common stock at an exercise price of Seventy Five Cents ($0.75) per share for twelve (12) months from the date of this Agreement, such warrants to vest on the first day of each month at a rate of 8,333 shares per month for the first eight months and 8,334 per month for the last four months of the Term, and these warrants shall be exercisable for eighteen (18) months from the date of grant regardless of whether this Agreement is extended beyond the initial Term described herein or terminated as provided herein, and (iii) issue to Theismann warrants to purchase an additional 50,000 shares of the Company's common stock at an exercise price equal to twenty percent (20%) below the closing bid price of the Company's common stock as listed on Bloomberg Systems on the day of the Production of video tapes and audio tapes under Section 2 above, which warrants vest on the day of production and shall be exercisable for twelve (12) months from the date of grant, regardless of whether this Agreement is extended beyond the initial Term described herein or terminated as provided herein.

         (b) The Company shall include the 150,000 shares of common stock issuable upon exercise of the warrants in its registration statement filed with the Securities and Exchange Commission in February 1999 so that the shares of common stock will be registered under the Securities Act of 1933.

         (c) The compensation described herein is only for the initial one (1) year Term of this Agreement. In the event the Term is extended to a second year as provided herein, Theismann shall be entitled to the same compensation package in year two (2).

         (d) The Company expressly agrees that the warrants to be issued to Theismann shall be unencumbered, unrestricted, freely assignable or transferrable by Theismann to a third party, fully paid and non-assessable, free from taxes, liens, and other charges.

         (e) The Company further expressly agrees that the shares deliverable on the exercise of these warrants shall be unencumbered, unrestricted, freely assignable or transferrable by Theismann to a third party, fully paid and non-assessable, free from taxes, liens, and other charges, upon the effectiveness of the registration statement described in paragraph 6.

         (f) The Company shall at all times reserve and hold available sufficient shares of stock to satisfy all conversion and purchase rights of outstanding convertible securities, options, and warrants including but not limited to the warrants described herein.

         (g) The purchase rights represented by these warrants are exercisable at the option of Theismann or his assigns, in whole or in part, as they become vested as described herein. In the case of the exercise of warrants for less than all the shares exercisable, the Company shall execute and deliver new warrants of like tenor for the balance of the shares purchased.

         (h) If the Company, by stock dividend, split, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding common stock into a different number or class of shares, then:

         (1) The number and class of shares so changed shall, for the purposes of these warrants, replace the shares outstanding immediately prior to the change; and

         (2) these warrants' purchase price in effect, and the number of shares purchasable under these warrants, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent). Irrespective of any adjustment or change in the warrants' purchase price or the number of shares purchasable under this or any other warrant of like tenor, the warrants theretofore and thereafter issued may continue to express the warrant purchase price per share and the number of shares purchasable as the warrant purchase price per share and the number of shares of purchasable were expressed in the warrants when initially issued.

         (i) If the Company consolidates with or merges into another corporation, the registered owner shall thereafter be entitled on exercise to purchase, with respect to each share of common stock purchasable hereunder immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of common stock is entitled in the consolidation or merger without any change in or payment in addition to the warrant purchase price in effect immediately prior to the merger or consolidation. The Company shall take any necessary steps in connection with a consolidation or merger to assure that all of the provisions of these warrants shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of these warrants. The Company shall not consolidate or merge unless, prior to consummation, the successor company (if other than the Company) assumes the obligations of this paragraph by written instrument executed and mailed to the registered owner at the address of the owner on the books of the Company. A sale or lease of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

         6) On the happening of an event requiring an adjustment of the warrants' purchase price or the shares purchasable hereunder, the Company shall forthwith give written notice to the registered owner stating the adjusted warrants' purchase price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors of the Company, acting in good faith, shall determine the calculation.

         4. Expenses.

         The Company shall reimburse Theismann for all reasonable and ordinary expenses incurred in the performance of Theismann's duties provided that the Company approves all expenses in excess of $100.00 in advance. Theismann shall provide to the Company any and all statements, bills or receipts evidencing the expenses for which Theismann seeks reimbursement, and such other related information or materials as the Company may from time to time reasonably require. In the event that Theismann travels to any location outside of the Washington, D.C. metropolitan area, including, but not limited to any trade shows, the Company shall be responsible and shall pay for first class round trip air tickets and hotel accommodations for Theismann. Theismann shall make all first class round-trip air reservations and invoice Financial Intranet and the Company shall promptly pay such invoices.

         5. Termination.

         (a) The Company shall have the right to terminate this Agreement prior to the end of the Term for "Cause" at any time and without prior notice. For purposes of this Agreement, Cause shall include: (i) material default or other material breach by Theismann of Theismann's obligations hereunder; (ii) failure by Theismann to perform diligently and competently Theismann's duties hereunder; or (iii) misconduct, dishonesty, insubordination, acts of moral turpitude or other act by Theismann detrimental to the Company or its good will or damaging to its relationships with its customers, suppliers, or employees, including, without limitation, (A) use of alcohol or illegal drugs such as to interfere with the performance of Theismann' s obligations hereunder, (B) conviction of or plea of guilty or no contest to a felony or a misdemeanor involving moral turpitude, and (C) material failure by Theismann to comply with applicable laws or governmental regulations with respect to Company operations or the performance of Theismann's duties. in the event Theismann is terminated for Cause by the Company or Theismann voluntarily ceases to provide the services required under this Agreement, all warrants due to or vested in Theismann, regardless of whether the warrants have been exercised, pursuant to the terms of this Agreement, shall remain the sole and exclusive property of Theismann to do with as he wishes upon the terms contained herein. Any right to future warrants shall terminate in the event of a termination for cause or in the event Theismann voluntarily ceases to provide the services required herein. For example, if the Company terminates Theismann for cause at the end of the seventh month, Theismann shall be entitled to the following warrants: 8,333 x 7 months 58,331. This example does not take into consideration warrants due for the production of the video which shall vest on the day of production of the video.

         (b) If the Company terminates this Agreement prior to the end of the Term for a reason other than cause, the total compensation required pursuant to
Section 2 shall be due to

Theismann in full, immediately, in full and complete satisfaction of any and all obligations owing to Theismann pursuant to this Agreement

         6. Confidential Information.

         Both during and after the Term Theismann shall not, directly or indirectly, divulge, publish, communicate, or make available to any person, corporation, governmental agency, or other entity (except in performing Theismann's duties hereunder), or use for Theismann's own or any other person or entity's purposes or benefit, any trade secret, confidential business information, e-mailing or customer lists, finances (including prices, costs, and revenues), and other confidential business information or date of the Company or any affiliate which is not generally known to the public (separately and collectively, "Information"), and shall use Theismann's best efforts to prevent the publication or disclosure by any other person or entity of any such Information. All documents and Information compiled, received, held, or used by Theismann in connection with the business of the Company shall remain the Company's property and shall be delivered by Theismann to the Company upon the termination of Theismann's engagement or at any earlier time requested by the Company.

         7. Promotional Material.

         Theismann agrees to allow the Company to use his name, image and biographical information and transcripts, photographs and videos of previous motivational speeches as approved by Theismann in his sole discretion and provided that the proposed use does not violate any preexisting agreement to which Theismann is presently a party, through any type of media chosen by the Company, for the advertising of the Company's products and services and the promotion of the Spokesman's appearance during the Term hereof. Theismann shall assist in providing the Company with photographs and videos of prior motivational speeches, which the. Company shall have the right to edit, reproduce and distribute on the Company's web-site during the Term, subject to the restrictions contained herein. Theismann agrees to allow the Company to use his name and image, through any type of media, for the advertising of the Company's products and services during the Term of the Agreement only. The Company agrees that any promotional material developed by the Company using Theismann or his likeness can be used by the Company only during the Term of this Agreement.

         8. Arbitration.

         Any dispute between the Company and Theismann relating to this Agreement or relating to or arising out of Theismann's engagement with the Company, shall be settled by binding arbitration before a single arbitrator in New York, New York, pursuant to the Rules of the American Arbitration Association. Each party shall bear its own costs, expenses and fees, including, without limitation, attorneys' fees and experts' fees with respect to any such arbitration. Judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction and shall be binding on both parties.

         9. Independent Contractor.

         Theismann shall have the status of an independent contractor under this Agreement and shall not have the authority and shall not represent to third parties that he has the authority to bind or obligate the Company

         10. Indemnification

         The Company agrees to and does hereby indemnify, defend and hold Theismann harmless from and against any and all claims, causes of action, liabilities, losses and damages, (including reasonable attorney's fees) arising from actions or omissions of the Company with respect to this Agreement or arising from or in connection with Theismann's involvement with the Company, including but not limited to all claims involving the product and services provided by the Company including any product or services provided to any third party including its customers and the public. Promptly after any such claims, causes of action, liabilities, losses and damages become known to Theismann, Theismann shall give the Company prompt written notice of, and an opportunity to defend, any and all asserted claims, causes of action, liabilities, losses and damages.

         11. Notice.

         Any notice or other communication required or permitted under this Agreement by either party hereto to the other shall be in writing, and shall be deemed effective upon (a) personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day, if sent by a prepaid overnight courier service, and in each case addressed as follows:

         If to Theismann                  Joseph R. Theismann
                                          c/o JRT Associates, Inc.
                                          5661 Columbia Pike
                                          Suite 200
                                          Falls Church, Virginia 22041

         If to the Company                Financial Intranet, Inc.
                                          410 Saw Mill River Road
                                          Ardsley, New York 10502
                                          Attention: Michael Sheppard
                                          Facsimile: (914) 693-5059

         With a copy to:
                                          McLaughlin & Stern, LLP
                                          260 Madison Avenue
                                          New York, New York 10016
                                          Attention: Steve W. Schuster, Esquire
                                          Facsimile: (212) 448-0066

         Either party may change the address or addresses to which notices are to be sent by giving notice of such change of address.

         12. Entire Agreement.


         This Agreement represents the entire agreement between the Company and Theismann with respect to Theismann's engagement with the Company, and supersedes and is in full substitution for any and all prior agreements or undertakings, whether oral or written, relating to Theismann's engagement.

         13. Amendment.

         This Agreement may not be canceled, changed, modified, or amended orally, and no cancellation, change, modification or amendment hereof shall be effective or binding unless in a written instrument signed by the Company and Theismann.

         14. No Waiver.

             The failure at any time either of the Company or Theismann to require the performance by the other of any provision of this Agreement shall in no way affect the full right of such party to require such performance at any time thereafter, nor shall the waiver by either the Company or Theismann of any breach of any provision of this Agreement be taken or held to constitute a waiver of any future breach of such or any other provisions of this Agreement.

         15. Assignment.

             This Agreement is binding on and for the benefit of the Company and Theismann and their respective successors, heirs, executors, administrators, and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be sold, transferred, assigned, or pledged by the Company or by Theismann without the prior written consent of the other.

         16. Interpretation and Severability.

             In the event any provision of this Agreement, or any portion thereof, is determined by any arbitrator or court of competent jurisdiction to be void or unenforceable, the remaining provisions of this Agreement shall nevertheless be binding upon the Company and

Theismann with the same effect as though the void or unenforceable provision or portion thereof had been severed and deleted.

         17. No Conflict.

             With the exception of certain agreements that Theismann is a party to concerning the use of his image, photos, videos, and/or motivational speeches, the parties represent and warrant that they are not subject to any agreement, order, judgment or decree of any kind which would prevent them from entering into this Agreement or performing fully their obligations hereunder.

         18. Governing Law.

             This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without application of its conflict or choice of law provisions.

         19. Execution.

             This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.


                                             /s/Joseph R. Theismann
                                             --------------------------------
                                             Joseph R. Theismann


                                             FINANCIAL INTRANET, INC.


                                             By: /s/ Michael Sheppard
                                                 ----------------------------
                                                     Michael Sheppard,
                                                     President, Authorized Agent